Exhibit 20.1
                                                     ------------


The Chase Manhattan Bank Grantor Trust 1995-A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 17 Beginning Date                     01/01/1997
Due Period 17 End Date                           01/31/1997
Determination Date                               02/10/1997
Remittance Date                                  02/18/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 25.2335915528

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 2.5124014545

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 628,242.59
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.4187335758

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 4,229,149.93
      B. From Current Period                                     $ 3,698,229.38
      C. Change in Amount Between Periods (Lines B - A)           $ -530,920.55

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 716,032,148.89
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.477246698700

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 37,694,555.35
      B. Available Cash Collateral Amount Percentage            4.999999999867%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 37,694,555.35
      B. For the Next Collection Period                         $ 35,801,607.44